Welcome to the Colony Bank team!

On July 23rd, our two companies shared the news that TC Federal Bank is expected to join Colony Bank through a planned merger. We want to take a moment to personally welcome you. This is a significant step for both of our organizations, and we couldn't be more excited to begin this next chapter together.

From the beginning, it was clear that TC Federal and Colony share a lot in common, especially in how we serve our customers, support our communities, and care for our people. We have long respected your strong local relationships, your customer first mindset, and the pride you take in your communities. That spirit aligns closely with who we are at Colony.

At Colony, our purpose is to enable progress. That means helping customers move forward in their financial lives, supporting local businesses and nonprofits, and creating opportunities for team members to thrive. We believe in fostering a culture where people are coachable, take ownership, and lead with a selfless mindset. We're excited to welcome new team members who share those values.

In the coming weeks, you'll hear more about what to expect, including key dates, next steps, and tools to support you along the way. As with any transaction of this nature, Colony Bank's merger with TC Federal Bank is subject to regulatory approval and customary closing conditions. We anticipate the completion of the merger in the fourth quarter of 2025, and the system conversion and re-branding to happen in the first quarter of 2026.

Throughout this transition, we're committed to keeping you informed and supported. We'll communicate early, clearly, and often because when our team members feel confident, our customers do too. We're also sharing FAQs to help address initial questions from our customers.

Looking ahead, there's a lot to be excited about. Customers will benefit from a larger footprint, improved digital tools, and a wider range of personal and business banking services. For you, this merger brings expanded career opportunities and the opportunity to collaborate across a larger network while staying grounded in the values that brought us together. For the communities we serve, this partnership enables us to amplify our impact and strengthen our commitment to local leadership.

We're honored to be bringing our companies together, and we look forward to all we will accomplish with you as part of the Colony Bank team.

With great enthusiasm,

T. Heath Fountain
CEO, Colony Bank

Greg Eiford
President and CEO, TC Federal Bank

THIS DOCUMENT IS FOR *INTERNAL USE ONLY.*

colony.bank

For Int ern al Use O nly TEAM MEMBER FAQS: Q: Who is Colony Bank? A: Colony Bank is a community bank headquartered in Fitzgerald, Georgia, with locations across Georgia, as well as in Birmingham, Alabama; Tallahassee, Florida; and the Florida Panhandle. Since 1975, we’ve been committed to building strong relationships, supporting the communities we serve, and delivering solutions that exceed our customers’ expectations. Our purpose is to enable progress for our customers, team members, communities, and shareholders. We believe in creating a culture where people are coachable, take ownership, and lead with a selfless mindset. Q: How is this merger going to strengthen our two teams? A: This merger came together for all the right reasons. From the beginning, it was clear that TC Federal Bank and Colony Bank share similar values and a common approach to serving customers, supporting communities, and leading our teams. The way we care for our markets and build lasting relationships felt like a natural partnership. We believe this merger brings together two strong organizations, and we’re confident it will create new opportunities for our team members, our customers, and the communities we serve. Q: What does this mean for me as a team member? A: For now, it’s business as usual. Both banks will continue to operate independently until the merger is approved and finalized. Once that happens, we’ll begin a careful and thoughtful integration process, with plenty of communication along the way. As we move through the transition, our goal is to keep you informed and supported to ensure this is a smooth process for you and the TC Federal customer base. Q: Will my pay or benefits change? A: There are no immediate changes. Both HR teams are working together to review benefits and compensation with team member wellbeing at the center of the review process. As decisions are made, we’ll communicate clearly and provide time to help you understand anything that might be different. Q: Will there be job changes or layoffs? A: We expect most team members to continue in their current roles. In any merger, there may be some overlapping responsibilities that require adjustments, but we’ll approach those with care and communicate clearly. We’re also growing, which means there will be new opportunities to explore as our combined organization continues to evolve. We’re committed to supporting team members every step of the way. Q: What will happen in the markets where there’s overlap (Savannah and Tallahassee)? A: There are two markets where both banks currently operate an office. We’re reviewing this carefully to determine the best approach for our customers and teams. No decisions have been made yet, and we’ll communicate any updates directly.

For Int ern al Use O nly Q: What should I say to customers who ask about the merger? A: Let them know they’ll still see the same familiar faces and receive the same great service, with even more to look forward to such as more locations, a wider range of products and services for businesses and individuals, an expanded network of ATMs, and more. We’ve also created a list of customer FAQs to help you guide some of these conversations. If you’re unsure how to answer a question, it’s okay to let the customer know we’re working through the transition and more information will be coming soon. Q: When will TC Federal Bank become a part of Colony Bank? A: Pending regulatory approval and closing conditions, we expect the merger to be finalized in the fourth quarter of 2025. Once complete, TC Federal Bank will legally become part of Colony Bank. System conversion and rebranding are planned for the first quarter of 2026. Until then, it’s business as usual. You’ll continue to serve customers and operate under your current systems and brand. We’ll provide regular updates throughout the process to help you prepare for each step. Q: How are customers being notified about the merger? A: Customers will receive official communications through letters, emails, our website, and other digital channels. These messages will be timed to provide information as it becomes relevant. We’ll keep them updated and supported throughout the process. Q: How will this impact customers? What differences will they see? A: Nothing will change immediately. As we approach the system conversion, we’ll share updates with customers about any changes to accounts, statements, or services. For now, they should continue banking just as they always have. Q: How should I answer the phone? A: Keep answering the phone the same way you always have. There are no changes to your day-to-day operations at this time. Q: Do I need to update my email signature right now? A: No, there’s no need to update your email signature at this time. Please continue using your current signature and branding. We’ll provide guidance and materials when it’s time to make updates. For now, it’s business as usual. Q: Who should I contact if I have HR-related questions about the process? A: For now, continue reaching out to your current HR contact or manager. As the transition progresses, you’ll be introduced to Colony Bank’s HR team, including our Chief People Officer, Lance Whitley. We’ll make sure you know where to go for support throughout the process. Q: What happens to my sick, vacation, and other benefits I currently enjoy through TC Federal Bank? A: Colony Bank and TC Federal Bank’s Human Resources teams are currently assessing all benefits and will share with you all transition details and how they may impact your current benefits, if any,

For Int ern al Use O nly during the on-boarding meetings that will occur over the next months. As decisions are made, any changes will be communicated to you. Q: Will our culture change? A: During initial conversations between Heath Fountain, Colony Bank CEO, and Greg Eiford, TC Federal Bank CEO and President, one of the first and most important conversations discussed was about culture. We knew that for this to work, it had to feel right, not just on paper, but in how we operate day to day. Both TC Federal and Colony share a deep commitment to relationships, service, and community. As we come together, our goal is to build on the strengths we already share and create something even better, together. Q: How and when will I get trained on Colony Bank system, processes and procedures? A: Training on operations, policies and procedures will take place over the next few months. They may be on site at your banking center or a nearby location. You will receive more information on training as we get closer to the system conversion date. Q: What should I do if someone from the media calls to ask questions about the announcement? A: Please direct all news media and investor relations concerns to the following: - Derek Shelnutt, Investor Relations, Colony Bank: 229-426-6000, ext. 6119 - Brantley Collins, Media Inquiries, Colony Bank: 229-426-6000, ext. 6154 - Leslie Ehlers, Media Inquiries, Colony Bank: 912-303-9449, ext. 6159 - Laurie Senn, Media Inquiries, Colony Bank: 229-426-6000, ext 6009 - Jami Porter, Media Inquiries, TC Federal Bank: 229-584-1045 CUSTOMER FAQS: Q: What does this announcement mean for me as a customer? A: For now, nothing changes about how you bank. You’ll continue to visit the same branch, use the same login, and work with the same people you know and trust. As we move through the transition, we’ll keep you informed every step of the way and let you know well in advance of any changes to your account or services. Q: When will TC Federal Bank become Colony Bank? A: Right now, nothing is changing for you as a customer. TC Federal Bank and Colony Bank will continue to operate separately until the merger is complete, pending regulatory approval. We expect the legal close to happen in the fourth quarter of 2025, followed by system updates and rebranding in the first quarter of 2026. You’ll receive plenty of notice before anything changes with your accounts or services.

For Int ern al Use O nly Q: Why are TC Federal Bank and Colony Bank merging? A: This partnership came together for the right reasons. Both banks share a similar approach to community banking - one that’s centered on relationships, personal service, and doing what’s best for the customer. By coming together, we’ll be able to offer you more of the following: expanded access to locations, enhanced digital banking tools, and a wider range of personal and business banking solutions. You’ll still work with the same friendly team you know and trust, now with even more resources behind them to serve you better. Q: Will I need to do anything with my accounts? A: No action is needed from you at this time. We’ll take care of the behind-the-scenes work and keep you informed along the way. When the time comes for your accounts to move to Colony Bank’s system, you’ll receive detailed information about what to expect and when. Q: Will my account number or debit card change? A: Not yet. You can continue using your current account number and debit card as usual. If there are any changes to your account number, we’ll communicate that well in advance and make the process as simple as possible. Pending regulatory approval and after the merger is complete, you’ll eventually receive a new debit card and access to Colony Bank’s online and mobile banking system. We’ll communicate all changes well in advance and provide step-by-step instructions to make things easy. For now, there’s nothing you need to do; we’ll keep you informed every step of the way. Q: Can I still go to my regular branch and work with my usual banker? A: Yes. You’ll continue working with the same team you know and trust. There are no changes to your local branch staff or your service experience at this time. Q: How and when will information be communicated to TC Federal customers? A: We understand how important clear communication is during a transition like this, especially when it relates to your banking. You can count on hearing from us often, and well in advance of any changes. We'll share updates through mail, email, and on the Colony Bank and TC Federal Bank websites, so you know what’s happening and when. Additionally, you'll receive a detailed Customer Welcome Guide closer to the conversion date, which will clearly outline any changes and answer your questions. Our goal is to make this transition easy and worry-free for you. Q: Who should I call for questions about my account? A: For now, you can continue to reach out to your local TC Federal Bank branch or the customer service. Q: Can I use locations or services at Colony Bank at this time? A: Not yet. Until the merger is finalized and systems are fully integrated, Colony Bank and TC Federal Bank will continue to operate separately. That means customers of each bank should continue using their existing branches, debit cards, online banking, and customer service contacts. Once we’re closer to the official transition, we’ll provide clear updates and let you know when and how you can begin accessing the full combined network of locations and services.

For Int ern al Use O nly Q: Will my business accounts change? A: There are no changes to your business accounts at this time - you’ll continue working with the same banker and team you know and trust. Once we join Colony Bank, you’ll gain access to a wider range of business banking solutions, including treasury services, merchant services, small business specialty lending, and more. It’s the same personalized service you’re used to, now with even more resources to support your growth. Q: Will my automatic payments or direct deposits be affected? A: Not at this time. Everything will continue to process as usual. If anything changes in the future, we’ll walk you through how to update your information, if needed. Q: Will my loan be affected? A: No. Your loan terms and payment schedule will stay the same. You’ll continue making payments just like you always have. Q: Will fees or rates change as a result of the merger? A: Not immediately. If any updates are made to account features, rates, or fees as part of the transition, we’ll notify you ahead of time and provide a clear breakdown of any changes. Forward-Looking Statements This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger (the “Merger”) between Colony Bankcorp, Inc. (“CBAN” or “Colony”) and TC Bancshares, Inc. (“TCBC”), the expected returns and other benefits of the Merger to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on CBAN’s capital ratios. Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of TCBC’s business into CBAN, (5) the failure to obtain the necessary approvals by the shareholders of

For Int ern al Use O nly TCBC or CBAN, (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability by CBAN to obtain required governmental approvals of the Merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (9) the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing of the Merger, (10) the risk that the integration of TCBC’s operations into the operations of CBAN will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by CBAN’s issuance of additional shares of its common stock in the Merger transaction, and (13) general competitive, economic, political and market conditions. These factors are not necessarily all of the factors that could cause CBAN’s, TCBC’s or the combined company’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm CBAN’s, TCBC’s, or the combined company’s results. CBAN and TCBC urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by CBAN and / or TCBC. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this communication or made by CBAN or TCBC in any report, filing, document or information incorporated by reference in this communication, speaks only as of the date on which it is made. CBAN and TCBC undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. CBAN and TCBC believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, CBAN and TCBC caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, CBAN and TCBC caution you not to place undue reliance on the forward-looking statements contained in this communication or incorporated by reference herein. If CBAN or TCBC update one or more forward-looking statements, no inference should be drawn that CBAN or TCBC will make additional updates with respect to those or other forward-looking statements. Further information regarding CBAN and factors which could affect the forward-looking statements contained herein can be found in the cautionary language included under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in CBAN’s Annual Reports on Form 10-K for the year ended December 31, 2024, and other documents subsequently filed by CBAN with the Securities and Exchange Commission (the “SEC”). Additional Information About the Merger and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any

For Int ern al Use O nly jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed Merger, CBAN will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of TCBC and CBAN and a prospectus of CBAN, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CBAN, TCBC AND THE PROPOSED MERGER. The joint proxy statement/prospectus will be sent to the shareholders of TCBC seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related joint proxy statement/prospectus, when filed, as well as other documents filed with the SEC by CBAN through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by CBAN will also be available free of charge by directing a written request to Colony Bankcorp, Inc., 115 South Grant Street, Fitzgerald, Georgia 31750, Attn: Derek Shelnutt and on CBAN’s website, colony.bank, under Investor Relations. CBAN’s telephone number is (229) 426-6000. Participants in the Transaction CBAN, TCBC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TCBC and CBAN in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about CBAN and its directors and officers may be found in the definitive proxy statement of CBAN relating to its 2025 Annual Meeting of Shareholders filed with the SEC on April 17, 2025. The definitive proxy statement can be obtained free of charge from the sources described above.